UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): September 5, 2006

Comtech Group, Inc.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

000-2642	52-0466460
(Commission File Number)	(IRS Employer Identification No.)

c/o Comtech Group, Room 10001,
Tower C, Skyworth Building,
High-Tech Industrial Park,
Nanshan, Shenzhen 5180, PRC

(Address of principal executive offices and zip Code)

011-86-755-267-4327

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On June 14, 2006, COGO Engineering Services (Hong Kong) Limited (“COGO HK”), a company incorporated under the laws of Hong Kong that did not previously have any operations and that is a majority-owned subsidiary of Comtech Group, Inc. (the “Registrant”), formed a joint venture company in Malaysia, COGO Engineering Services (Malaysia) Sdn Bhd (the “Joint Venture”), with Silver Ridge SDN BHD, a company incorporated in Malaysia (“Silver Ridge”). The Joint Venture began operations on September 5, 2006 and was formed to conduct contract work and to provide engineering, installation and maintenance services for the telecommunications sector in the Asia Pacific region (excluding Thailand) (the “Business”). COGO HK owns a 56% interest in the Joint Venture and Silver Ridge owns a 44% interest in the Joint Venture. Each of the parties agreed that up to 5% of their respective share holdings in the Joint Venture could be allocated to third parties for services rendered to the Joint Venture. Unless otherwise agreed by the parties to the Agreement, the Board of Directors of the Joint Venture will consist of five members, of which three directors are named by COGO HK. The parties to the Agreement may not transfer their interest in the Joint Venture without first proposing to sell their interest in the Joint Venture to the other party to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH GROUP, INC.

By:	/s/ Jingwei (Jeffrey) Kang

Name: Jingwei (Jeffrey) Kang Title: Chief Executive Officer

Dated: September 6, 2006